News Release

FOR IMMEDIATE RELEASE:

February 4, 2016

EXPERIENCED BANKING TEAM JOINS FIRST BANK, BOLSTERS COMMUNITY BANK’S

TRIAD PRESENCE

SOUTHERN PINES, N.C. -- First Bancorp (NASDAQ – FBNC), the parent company of First Bank, added over 100 years of local banking experience overnight, announcing that Joe DePasquale, Todd Rangel, Melissa Beane and Justin Combs have joined the bank as a new commercial lending and financial services team. Joe DePasquale will join the bank as a Regional President, leading the new team of commercial business development officers based in Greensboro, North Carolina. “The addition of this exceptional team of bankers continues First Bank’s plans to increase its presence in the metro markets of our region and provides a great foundation for growth in the Triad” says Mike Mayer, President of First Bank.

Joe DePasquale, a long-time Guilford county resident, brings over 30 years of experience to the First Bank Commercial Banking team. He was previously a Regional Commercial Banking Executive at CommunityOne and NewBridge Bank prior to joining First Bank. He also held a Regional Banking Executive position with Southern Community Bank and Trust. In his role as Regional President, DePasquale will oversee First Bank’s banking activities in the Triad Region of North Carolina, working to increase the bank’s brand awareness and its commercial banking presence across the Triad. He currently serves on the Advisory Board at the ASU Walker College of Business (School of Finance, Banking and Insurance) and previously served as President and Treasurer for the Sedgefield Country Club and as a member of the Crescent Rotary Club. DePasquale received a Bachelor’s degree in Marketing and Finance from Appalachian State University and is a graduate of the Stonier Graduate School of Banking.

Todd Rangel, another long-time resident of Greensboro, brings 30 years of banking experience to First Bank in his new role as a City Executive. Todd has served in management and leadership positions with institutions such as Bank of America, SunTrust Bank, First Citizens, NewBridge Bank, and most recently CommunityOne. Rangel will be responsible for driving the bank’s commercial efforts in the Greensboro market. Rangel currently serves as the chairman of the Spears YMCA board; is a member of the Metro YMCA board; serves on the board of trustees for Triad Stage; is a member of the Summit Rotary Club; serves on the Guilford County Schools Superintendent’s Advisory Board and is presently a member of the Executive Leadership Team for the American Heart Association’s Guilford Heart Ball. Rangel is also a past President of the Risk Management Association, Triad chapter; and served for four years on the Greensboro Area Chamber of Commerce's Ambassador Council. He is also a member of the Greensboro Sports Council. Rangel received a Bachelor's degree in Economics from Duke University.

Melissa Beane joins the First Bank Commercial Banking team as a Vice President of Commercial Banking. Beane has over 30 years of banking experience, including commercial banking roles at CommunityOne and NewBridge Bank. She will focus on developing commercial and small business clients in the Greensboro metro market. Beane stays active in her community as a member of the Crescent Rotary in Greensboro. She attended Randolph Community College and is a 2012 graduate of the North Carolina School of Banking at Chapel Hill.

Justin Combs also joins the First Bank Commercial Banking team as a Vice President of Commercial Banking. Justin is a longtime resident of Forsyth County and was previously in commercial banking management roles at CommunityOne, NewBridge Bank, and Southern Community Bank and Trust. He will focus on developing commercial banking clients in the greater Winston-Salem market. Combs is a member of the Piedmont Triad Chapter of NAIOP and has participated in Habitat for Humanity. He received a Bachelor’s degree in Business Administration with a concentration in Management and Finance from the University of North Carolina at Wilmington.

About First Bancorp

First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina with total assets of approximately $3.4 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 88 branches, with 75 branches operating in North Carolina, six branches in South Carolina (Cheraw, Dillon, Florence, and Latta), and seven branches in Virginia (Abingdon, Blacksburg, Christiansburg, Fort Chiswell, Radford, Salem and Wytheville), where First Bank does business as First Bank of Virginia. First Bank also has loan production offices in Greenville and Charlotte, North Carolina. First Bancorp’s common stock is traded on the NASDAQ Global Select Market under the symbol “FBNC.” First Bank Insurance Services, a subsidiary of First Bank, has locations in Sanford, Southern Pines, and Troy, North Carolina.

Please visit our website at www.LocalFirstBank.com.

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This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of First Bancorp’s customers, First Bancorp’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the First Bancorp’s most recent annual report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and First Bancorp undertakes no obligation to update or revise forward-looking statements. First Bancorp is also not responsible for changes made to the press release by wire services, internet services or other media.

For more information, contact: Hunter Young Senior Vice President, Marketing 919.303.0576 hyoung@localfirstbank.com